Exhibit 99.1

The Bank of New York Mellon Corporation

Quarterly Earnings Review

Financial Results

October 20, 2009

Table of Contents

Non-GAAP Measures	2

Third Quarter 2009 Financial Highlights	3

Financial Summary/Key Metrics (continuing operations)	4

Assets Under Management/Custody and Administration/Market Indices	5

Fee and Other Revenue	6

Net Interest Revenue	7

Noninterest Expense	8

Investment Securities Portfolio	9

Foreign Exchange and Other Trading Activities Revenue	10

Capital	10

Nonperforming Assets	11

Allowance for Credit Losses, Provision and Net Charge-offs	11

Discontinued Operations	12

Business Segments:

• Asset Management	13
• Wealth Management	14
• Asset Servicing	15
• Issuer Services	16
• Clearing Services	17
• Treasury Services	18
• Other	19

Merger Update – Integration Milestones	20

Supplemental Information – Explanation of Non-GAAP Financial Measures	21

Cautionary Statement	24

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

NON-GAAP MEASURES

BNY Mellon has included in this review certain Non-GAAP measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of tangible common shareholders’ equity to tangible assets, is a measure of capital strength that adds additional useful information to investors, supplementing the Tier 1 capital ratio which is utilized by regulatory authorities. Unlike the Tier 1 ratio, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. This ratio is also informative to investors in BNY Mellon’s common stock because, unlike the Tier 1 capital ratio, it excludes preferred stock and trust preferred securities issued by BNY Mellon. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income.

BNY Mellon has provided the measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue and earnings measures which exclude the effect of investment securities losses and SILO/LILO charges; expense measures which exclude merger and integration (“M&I”) expenses, intangible amortization expenses, support agreement charges, asset-based taxes, the FDIC special assessment; and measures which utilize net income excluding tax items such as the benefit of tax settlements. Return on equity measures and operating margin measures which exclude some or all of these items are also presented. We also present the aggregate unrealized investment securities losses excluding the impact of FAS 157-4 to provide investors with the impact disorderly markets had on the investment securities portfolio and the subsequent conversion to an orderly market. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where valuation or other accounting/regulatory requirements require charges unrelated to operational initiatives. M&I expense relates to our Corporate Trust acquisition in 2006 and to the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction, and can vary on a year-to-year basis depending on the stage of the transaction. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of investment securities losses, BNY Mellon’s primary businesses are Asset and Wealth Management and Institutional Services. The management of these sectors is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. Management of the investment securities portfolio is a shared service contained in the Other segment. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. As a result, BNY Mellon believes that presenting measures which exclude investment securities losses from its results, as a supplement to GAAP information, gives investors a clearer picture of the results of its primary businesses.

The SILO/LILO charges relate to a one-time settlement with the IRS of tax structured lease transactions in 2008. We also present earnings information excluding the TARP redemption premium and dividend, so as to provide investors with a better understanding of operational results. In this earnings review, certain amounts are presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business segment basis. Below is a listing of certain financial measures which have been impacted by the exclusion and/or adjustment of certain items.

Revenue: Investment securities losses and SILO/LILO charges.

Noninterest expense: M&I expenses; intangible amortization expense, support agreement charges, FDIC special assessment and restructuring charge.

Earnings per share: Investment securities losses, M&I expenses, FDIC special assessment, support agreement charges, intangible amortization expense, SILO/LILO/tax settlement, the benefit of tax settlements and the TARP redemption premium and dividend.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

THIRD QUARTER 2009 FINANCIAL HIGHLIGHTS

	Income (loss) after-tax from continuing operations (a)	EPS from continuing operations (a)
	($ millions)
Earnings:
Continuing operations – GAAP	$(2,439)	$(2.04)
Non-GAAP adjustments:
Investment securities losses	3,047	2.54
M&I expenses	34	0.03

Subtotal – Non-GAAP	642	0.54	(b)
Intangible amortization	65	0.05

Continuing operations – Non-GAAP	$707	$0.59

KEY POINTS (comparisons are unannualized 3Q09 vs. 2Q09 unless otherwise stated)

•	Earnings
•	Total fee and net interest revenue increased 4%
•	Fee revenue increased 4%
•	Net interest revenue increased 2%; net interest margin 1.85%
•	Noninterest expenses (see page 4) declined 1%
•	Positive operating leverage of 500 bps (ex. Investment securities losses)
•	Provision for credit losses totaled $147 million; increased $86 million primarily related to downgrades in the insurance and media portfolios
•	Expect provision to decline in 4Q09
•	Investment securities portfolio restructuring charge of $3.0 billion (after-tax)
•	Sold/restructured investment securities portfolio consistent with strategy to reduce balance sheet risk, taking advantage of the recent strength in the fixed income markets
•	90% of the restructuring charge was previously deducted from capital via other comprehensive income
•	Subsequent to Sept. 30, 2009, sold approximately $2.1 billion ($3.6 billion of pre-restructuring amortized cost) of investment securities at fair value
•	Unrealized pre-tax net loss on investment securities portfolio of $1.4 billion, an improvement of more than 80%
•	Majority of remaining restructured investment securities ($8.5 billion) are expected to be retained on balance sheet
•	Expect restructuring to positively impact net interest revenue by approximately $125-$175 million in 2010
•	Capital
•	Ratios remain strong
•	Tangible common equity to assets ratio 5.2%, increased 40 bps
•	Tier 1 capital ratio 11.3%; Tier 1 common ratio 9.8%
•	Client assets vs. 6/30/09
•	Assets under custody and administration $22.1 trillion, up 7%
•	Assets under management $966 billion, up 4%
•	Securities lending assets totaled $299 billion, up 3%

(a)	See supplemental information beginning on page 21 for GAAP to Non-GAAP reconciliations.
(b)	Does not foot due to rounding.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

FINANCIAL SUMMARY

(dollar amounts in millions, non-FTE basis unless otherwise noted; common shares in thousands)	2008		2009			3Q09 vs.
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q08	2Q09
Revenue:
Fee and other revenue – GAAP	$2,926	$1,817	$2,136	$2,257	$(2,216)
Less: Investment securities losses	(162)	(1,241)	(295)	(256)	(4,833)

Total fee revenue – GAAP	$3,088	$3,058	$2,431	$2,513	$2,617	(15)%	4%

Net interest revenue – GAAP	$681	$1,047	$775	$700	$716	5	2
Less: SILO/LILO charges	(112)	-	-	-	-

Net interest revenue excluding SILO/LILO charges – Non-GAAP	$793	$1,047	$775	$700	$716	(10)	2

Total revenue – GAAP	$3,607	$2,864	$2,911	$2,957	$(1,500)
Less: Investment securities losses	(162)	(1,241)	(295)	(256)	(4,833)
SILO/LILO charges	(112)	-	-	-	-

Total revenue excluding SILO/LILO charges and investment securities losses – Non-GAAP	$3,881	$4,105	$3,206	$3,213	$3,333	(14)	4

Provision for credit losses	$23	$54	$59	$61	$147

Expense:
Noninterest expense – GAAP	$3,319	$2,859	$2,280	$2,383	$2,318
Less: M&I expenses	111	97	68	59	54
Support agreement charges	726	163	(8)	(15)	13
FDIC special assessment	-	-	-	61	-
Amortization of intangible assets	118	113	107	108	104

Total noninterest expense – excluding M&I expenses, support agreement charges, FDIC special assessment and intangible amortization – Non-GAAP	$2,364	$2,486	$2,113	$2,170	$2,147	(9)	(1)
Income:
Income (loss) from continuing operations	$307	$88	$411	$501	$(2,438)
Net (income) loss attributable to non-controlling interests, net of tax	(4)	(5)	(1)	2	(1)
Redemption charge and preferred dividends	-	(33)	(47)	(236)	-

Income (loss) from continuing operations, net of tax	303	50	363	267	(2,439)
Income (loss) from discontinued operations, net of tax	-	4	(41)	(91)	(19)
Extraordinary (loss) on consolidation of commercial paper conduit	-	(26)	-	-	-

Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$303	$28	$322	$176	$(2,458)

Key Metrics (Continuing operations):
Pre-tax operating margin – GAAP	7%	(1)%	20%	17%	N/M
Non-GAAP adjusted (a)	39%	43%	32%	31%	32%

Return on common equity (annualized) – GAAP	4.3%	0.8%	5.8%	4.0%	N/M
Non-GAAP adjusted (a)	14.2%	16.8%	10.4%	6.4%	10.1%

Return on tangible common equity (annualized)
Non-GAAP (a)	18.9%	6.5%	28.8%	18.4%	N/M
Non-GAAP adjusted (a)	50.2%	61.3%	43.6%	23.3%	32.0%

Fee and other revenue as a percent of total revenue	81%	63%	73%	76%	N/M
Non-GAAP adjusted (a)	80%	74%	76%	78%	79%

Percent of non-U.S. fee and net interest revenue	33%	31%	29%	31%	31%
Percent of non-U.S. fee and net interest revenue excluding the SILO/LILO charges – Non-GAAP	32%	31%	29%	31%	31%

Effective tax rate – GAAP	N/M	N/M	28.2%	2.2%	N/M
Non-GAAP adjusted (b)	32.3%	32.5%	32.1%	32.4%	31.8%

Period end
Employees	42,900	42,500	41,700	41,800	42,000
Market capitalization	$37,388	$32,536	$32,585	$35,255	$34,911
Common shares outstanding	1,147,567	1,148,467	1,153,450	1,202,828	1,204,244
(a)	See supplemental information beginning on page 21 for GAAP to Non-GAAP reconciliations.
(b)	Excludes M&I expenses, SILO/LILO/tax settlements, investment securities losses, support agreement charges, FDIC special assessment and discrete tax benefits. Also excludes the restructuring charge in the fourth quarter of 2008.

N/M – Not meaningful.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

ASSETS UNDER MANAGEMENT/CUSTODY AND ADMINISTRATION TREND

	2008		2009			3Q09 vs.
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q08	2Q09
Market value of assets under management at period-end (in billions)	$1,067	$928	$881	$926	$966	(9)%	4%

Market value of assets under custody and administration at period-end (in trillions)	$22.4	$20.2	$19.5	$20.7	$22.1	(1)%	7%

Market value of securities on loan at period-end (in billions) (a)	$470	$326	$293	$290	$299	(36)%	3%
(a)	Represents the total amount of securities on loan, both cash and non-cash, managed by the Asset Servicing segment.

ASSETS UNDER MANAGEMENT FLOWS

Changes in market value of assets under management from June 30, 2009 to Sept. 30, 2009 by business segment – preliminary
(in billions)	Asset Management	Wealth Management		Total
Market value of assets under management at June 30, 2009	$857	$69		$926
Net inflows (outflows):
Long-term	(2)	—		(2)
Money market	(14)	—		(14)
Total net inflows (outflows)	(16)	—		(16)
Net market appreciation (c)	51	5		56
Market value of assets under management at Sept. 30, 2009	$892 (a)	$74	(b)	$966
(a)	Excludes $5 billion subadvised for the Wealth Management segment.
(b)	Excludes private client assets managed in the Asset Management segment.
(c)	Includes the effect of changes in foreign exchange rates.

COMPOSITION OF ASSETS UNDER MANAGEMENT

Composition of assets under management at period-end (a)	2008		2009
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Equity	36%	29%	27%	31%	34%
Money market	34%	43%	45%	43%	39%
Fixed income	20%	18%	19%	17%	17%
Alternative investments and overlay	10%	10%	9%	9%	10%
Total	100%	100%	100%	100%	100%
(a)	Excludes securities lending cash management assets.

MARKET INDICES

	2008		2009			3Q09 vs.
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q08	2Q09
S&P 500 Index (a)	1166	903	798	919	1057	(9)%	15%
S&P 500 Index-daily average	1252	916	809	891	995	(21)	12
FTSE 100 Index (a)	4902	4434	3926	4249	5134	5	21
FTSE 100 Index-daily average	5359	4270	4040	4258	4708	(12)	11
NASDAQ Composite Index (a)	2092	1577	1529	1835	2122	1	16
Lehman Brothers Aggregate Bondsm Index (a)	256	275	262	280	304	19	9
MSCI EAFE® Index (a)	1553	1237	1056	1307	1553	—	19
NYSE Share Volume (in billions)	180	181	161	151	126	(30)	(17)
NASDAQ Share Volume (in billions)	145	148	136	152	144	(1)	(5)
(a)	Period end.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

FEE AND OTHER REVENUE

(dollar amounts in millions,	2008		2009			3Q09 vs.
unless otherwise noted)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q08	2Q09
Securities servicing fees:
Asset servicing	$653	$599	$519	$574	$600	(8)%	5%
Securities lending revenue (a)	155	187	90	97	43	(72)	(56)
Issuer services	477	388	364	372	359	(25)	(3)
Clearing services	259	279	253	250	236	(9)	(6)
Total securities servicing fees	1,544	1,453	1,226	1,293	1,238	(20)	(4)
Asset and wealth management fees	795	701	616	637	650	(18)	2
Foreign exchange and other trading activities	385	510	307	237	246	(36)	4
Treasury services	129	132	125	132	128	(1)	(3)
Distribution and servicing	107	106	111	107	94	(12)	(12)
Financing-related fees	44	44	48	54	56	27	4
Investment income	47	45	(17)	44	121	N/M	N/M
Other	37	67	15	9	84	N/M	N/M
Total fee revenue	$3,088	$3,058	$2,431	$2,513	$2,617	(15)	4
Net securities gains (losses)	(162)	(1,241)	(295)	(256)	(4,833)	N/M	N/M
Total fee and other revenue	$2,926	$1,817	$2,136	$2,257	$(2,216)	N/M	N/M
Fee and other revenue as a percentage of total revenue (b)	81%	63%	73%	76%	N/M
Fee and other revenue as a percent of total revenue – Non-GAAP adjusted (b)	80%	74%	76%	78%	79%
(a)	Included in asset servicing revenue on the income statement.
(b)	See supplemental information beginning on page 21 for a calculation of these ratios.

N/M - Not meaningful.

KEY POINTS

•

Asset servicing fees – Year-over-year results reflect the continued impact of new business wins which were more than offset by lower market values. Sequential results primarily reflect new business wins and higher market values.

•

Securities lending revenue – The year-over-year results reflect lower market valuations and lower spreads. The sequential decline was due to a narrowing of spreads which are returning to more historical levels, and seasonality.

•

Issuer services fees – The decrease compared with the third quarter of 2008 reflects lower Depositary Receipts revenue due primarily to a decline in transaction fees and lower Corporate Trust fees due to a lower level of fixed income issuances globally and lower money market related distribution fees. The sequential decrease primarily reflects lower money market related distribution fees, a lower level of fixed income issuances globally and seasonally lower activity in shareowner services.

•

Clearing services fees – Year-over-year and sequential results reflect lower money market related distribution fees and lower trading volumes. The sequential decrease also reflects normal third quarter seasonality.

•

Asset and wealth management fees, excluding performance fees totaled $649 million, a decline of 18% compared with 3Q08 and an increase of 6% (unannualized) sequentially. The year-over-year decrease reflects global weakness in market values, partially offset by new business. The increase sequentially was primarily driven by improved market values and new business. Comparisons with both prior periods were also impacted by lower money market related fees due to increased fee waivers.

•

Foreign exchange and other trading activities totaled $246 million, a decrease of 36% compared with $385 million in the prior year quarter and an increase of 4% (unannualized) compared with $237 million in the second quarter of 2009. The decrease year-over-year reflects lower foreign exchange revenue, driven by lower volumes and volatility as well as a lower valuation of the credit default swaps used to hedge the loan portfolio. The sequential increase reflects a higher valuation of the fixed income derivatives trading portfolio, and an improved valuation of credit default swaps, partially offset by lower foreign exchange revenue driven by lower volatility and seasonality. See page 10 for a trend of foreign exchange and other trading activities revenue.

•	Investment income increased $77 million sequentially primarily related to leasing gains.
•	Other fee revenue increased $47 million year-over-year and $75 million sequentially primarily due to a gain on the sale of VISA shares.
•

Investment securities pre-tax net losses totaled $4.8 billion ($3.0 billion after-tax) in 3Q09 compared with investment securities pre-tax net losses of $162 million in 3Q08 and $256 million in 2Q09. See page 9 for further information on the restructuring of the investment securities portfolio.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

NET INTEREST REVENUE

	2008		2009			3Q09 vs.
(dollar amounts in millions)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q08		2Q09
Net interest revenue (non-FTE)	$681	$1,047	$775	$700	$716	5%		2%
Net interest revenue (FTE)	686	1,054	779	704	721	5		2
Net interest margin (FTE)	1.92%	2.32%	1.87%	1.80%	1.85%	(7	) bps	5	bps

Excluding the SILO/LILO charges – Non-GAAP:
Net interest revenue (non-FTE)	$793	$1,047	$775	$700	$716	(10)%		2%
Net interest revenue (FTE)	798	1,054	779	704	721	(10)		2
Net interest margin (FTE)	2.24%	2.32%	1.87%	1.80%	1.85%	(39	) bps	5	bps

Selected average balances:
Cash/interbank investments	$51,972	$91,108	$83,276	$66,154	$64,762	25%		(2)%
Trading account securities	1,791	2,148	1,728	2,179	1,973	10		(9)
Securities	42,864	40,057	43,465	51,903	53,889	26		4
Loans	45,435	48,326	38,958	37,029	34,535	(24)		(7)

Interest-earning assets	142,062	181,639	167,427	157,265	155,159	9		(1)
Interest-bearing deposits	86,016	95,726	101,983	98,896	93,632	9		(5)
Noninterest-bearing deposits	32,953	51,729	43,051	32,852	34,920	6		6

Selected average yields/rates:
Cash/interbank investments	3.62%	2.62%	1.23%	1.11%	1.00%
Trading account securities	2.76	3.96	2.86	2.50	2.30
Securities	5.14	5.46	4.26	3.12	3.20
Loans	2.45 (a)	2.99	2.66	2.69	2.63
Interest-earning assets	3.69 (a)	3.36	2.37	2.16	2.14
Interest-bearing deposits	1.99	1.04	0.30	0.16	0.11
Average cash/interbank investments as a percentage of average interest-earning assets	37%	50%	50%	42%	42%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	23%	28%	26%	21%	23%
(a)	Excluding the SILO/LILO charges, the yield on loans was 3.44% and the yield on interest-earning assets was 4.01% for 3Q08.
bps	- basis points.
FTE	– fully taxable equivalent.

KEY POINTS

•	Net interest revenue and the related margin continued to be impacted by historically low interest rates and our strategy to reinvest in high quality, relatively short duration assets.

•	Net interest revenue (FTE), excluding the SILO/LILO charges recorded in 3Q08, decreased 10% year-over-year and increased 2% (unannualized) sequentially.

•	The decrease compared with 3Q08 reflects a decline in the value of interest-free balances, offset in part by an increase in interest-earning assets driven by client deposits.
•	The sequential increase primarily reflects the impact of hedging gains, partially offset by a decline in average interest-earning assets and a decrease in the value of interest-free funds.

•

The net interest margin was 1.85%, compared with 1.80% in 2Q09. Despite very low interest rates, the margin remained stable, reflecting the impact of hedging gains and our ongoing strategy to reduce cash held at central banks and invest in securities issued by government-sponsored and guaranteed entities.

•	Investment securities portfolio restructuring expected to positively impact net interest revenue by approximately $125-$175 million in 2010.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

NONINTEREST EXPENSE

	2008		2009			3Q09 vs.
(dollar amounts in millions)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q08	2Q09
Staff:
Compensation	$836	$785	$732	$740	$747	(11)%	1%
Incentives	241	256	247	241	242	-	-
Employee benefits	171	139	190	172	168	(2)	(2)
Total staff	1,248	1,180	1,169	1,153	1,157	(7)	-
Professional, legal and other purchased services	251	273	237	237	265	6	12
Net occupancy	163	141	139	142	142	(13)	-
Distribution and servicing	133	123	107	106	104	(22)	(2)
Software	78	86	81	93	95	22	2
Sub-custodian and clearing	84	84	66	91	80	(5)	(12)
Furniture and equipment	80	86	77	76	76	(5)	-
Business development	62	76	44	49	45	(27)	(8)
Other (a)	265	437 (a)	193	223	183	(31)	(18)
Subtotal	2,364	2,486	2,113	2,170	2,147	(9)	(1)
Support agreement charges	726	163	(8)	(15)	13	N/M	N/M
FDIC special assessment	-	-	-	61	-	-	N/M
Amortization of intangible assets	118	113	107	108	104	(12)	(4)
Merger and integration (“M&I”) expenses:
The Bank of New York Mellon Corporation	107	97	68	59	54	(50)	(8)
Acquired Corporate Trust Business	4	-	-	-	-	N/M	-
Total noninterest expense	$3,319	$2,859	$2,280	$2,383	$2,318	(30)%	(3)%
Total staff expense as a percentage of total revenue	35%	41%	40%	39%	N/M
Total staff expense as a percentage of total revenue – Non-GAAP adjusted (b)	32%	29%	36%	36%	35%
(a)	Includes a restructuring charge of $181 million in the fourth quarter of 2008.
(b)	Excluding the SILO/LILO charges and investment securities losses.
N/M	- Not meaningful.

KEY POINTS

•	Expense levels continued to be impacted by cost reduction programs and merger-related synergies.

•

The 9% year-over-year decrease (excluding support agreement charges, FDIC special assessment, amortization of intangible assets and M&I expenses) was driven by a 7% reduction in staff expense and lower other expense related to operational errors recorded in 3Q08.

•

The sequential decrease of 1% (unannualized) (excluding support agreement charges, FDIC special assessment, amortization of intangible assets and M&I expenses) primarily reflects lower other expense related to a reserve recorded in 2Q09 for the remediation of withholding tax documentation, and lower shares tax in 3Q09.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

The following table provides a trend of the aggregate unrealized pre-tax gain (loss) of the investment securities portfolio.

Portfolio aggregate unrealized gain/(loss) - pre-tax

(dollar amounts in millions)	Dec. 31, 2008	March 31, 2009	June 30, 2009	3Q09 market improvement	Sept. 30, 2009 before restructuring	Investment securities portfolio restructuring charge	Unrealized gain (loss) at Sept. 30, 2009
Watch list:
Alt-A RMBS	$(2,764)	$(3,538)	$(3,064)	$58	$(3,006)	$(2,857)	$(149)
European floating rate notes	(1,171)	(1,299)	(1,523)	364	(1,159)	(234)	(925)
Prime/Other RMBS	(1,781)	(1,455)	(1,581)	339	(1,242)	(999)	(243)
Commercial MBS	(709)	(513)	(561)	333	(228)	(77)	(151)
Subprime RMBS	(591)	(566)	(621)	(61)	(682)	(321)	(361)
Credit cards	(223)	(238)	(54)	37	(17)	-	(17)
Home equity lines of credit	(224)	(306)	(284)	32	(252)	(242)	(10)
Other	(227)	(326)	(213)	49	(164)	(103)	(61)
Total watch list (a)	(7,690)	(8,241)	(7,901)	1,151	(6,750)	(4,833)	(1,917)
Agency RMBS	60	242	159	179	338	-	338
Other	16	31	20	128	148	-	148
Total with FAS 157-4 adjustment	(7,614)	(7,968)	(7,722)	1,458	(6,264)	(4,833)	(1,431)
Less: FAS 157-4 adjustment	-	1,173	377	(377)	-	-	-
Total without FAS 157-4
Adjustment – Non-GAAP	$(7,614)	$(9,141)	$(8,099)	$1,835	$(6,264)	$(4,833)	$(1,431)

•	Pre-tax net unrealized loss on the investment securities portfolio, including the FAS 157-4 adjustment, improved $6.3 billion, or over 80%, from June 30, 2009.

The following table provides the pro forma impact of restructuring the investment securities portfolio at Sept. 30, 2009.

Pro forma investment securities portfolio reflecting the investment portfolio restructuring at Sept. 30, 2009

(dollar amounts in millions)	Amortized cost prior to restructuring	Investment securities portfolio restructuring charge	Amortized cost post restructuring	Fair value		Fair value as a % of amortized cost (b)	Securities sales subsequent to 9/30/09 (c)	Pro Forma 9/30/09
								Amortized cost	Fair value
Watch list:
Alt-A RMBS	$7,476	$(2,857)	$4,619	$4,470		55%	$(949)	$3,670	$3,521
European floating rate notes	7,326	(234)	7,092	6,167		83	(594)	6,498	5,573
Prime/Other RMBS	5,323	(999)	4,324	4,081		76	(64)	4,260	4,017
Commercial MBS	2,762	(77)	2,685	2,534		91	(272)	2,413	2,262
Subprime RMBS	1,479	(321)	1,158	797		52	(222)	936	575
Credit cards	649	-	649	632		89	-	649	632
Home equity lines of credit	468	(242)	226	216		34	-	226	216
Other	629	(103)	526	465		49	-	526	465
Total watch list (a)	$26,112	$(4,833)	$21,279	$19,362		71%	$(2,101)	$19,178	$17,261
Agency RMBS	16,560	-	16,560	16,898		102	-	16,560	16,898
Other	17,695	-	17,695	17,843		101	-	17,695	17,843
Total	$60,367	$(4,833)	$55,534	$54,103	(d)	88%	$(2,101)	$53,433	$52,002
(a)	The “Watch list” includes those investment securities we view as having a higher risk of impairment charges.
(b)	Amortized cost before life-to-date charges.
(c)	As of Oct. 14, 2009. Reflects investment securities with a pre-restructuring amortized cost of $3.6 billion.
(d)	Includes the fair value of available for sale securities of $48.032 billion and held to maturity securities of $6.071 billion.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

Investment securities portfolio restructuring

Consistent with our ongoing strategy to reduce risk from the balance sheet, and reflecting the recent improvement in the fixed income markets, we have sold or are in the process of restructuring the watch list portion of our investment securities portfolio.

The restructuring impacts approximately $12.1 billion (pre-restructuring amortized cost) of investment securities. As a result of investment securities sales and restructuring in the third quarter of 2009, we recognized a charge of $4.8 billion (pre-tax). Subsequent to Sept. 30, 2009, approximately $2.1 billion (pre-restructuring amortized cost of $3.6 billion) of the lowest quality securities were sold at fair value. The majority of the remaining restructured investment securities are expected to be retained on the balance sheet. Approximately 50% of the charge relates to investment securities that we plan to retain an interest in and for which we expect to recover a portion of the loss over time. In the fourth quarter of 2009, any declines in the fair value of these investment securities will be reflected in our net income until the restructuring is complete.

The restructuring charge had a minimal impact on the tangible capital ratio, as 90% of the charge had previously been reflected in tangible capital.

As a result of the restructuring, we expect net interest revenue to be positively impacted by approximately $125-$175 million in 2010.

The fair value of the investment securities portfolio at Sept. 30, 2009 was $54.1 billion. On a pro forma basis, reflecting the subsequent sale of investment securities, the fair value at Sept. 30, 2009 was $52.0 billion. The unrealized loss on the portfolio was $1.4 billion at Sept. 30, 2009 compared with $7.7 billion at June 30, 2009. The improvement reflects $4.8 billion related to the restructuring and $1.5 billion ($1.8 billion without the FAS 157-4 adjustment) resulting from the improvement in the fixed income markets.

FOREIGN EXCHANGE AND OTHER TRADING ACTIVITIES REVENUE

Foreign exchange and other trading activities

	2008		2009
(in millions)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Foreign exchange	$292	$418	$219	$240	$190
Fixed income	61	64	75	37	76
Credit derivatives	12	2	(1)	(45)	(27)
Other	20	26	14	5	7
Total	$385	$510	$307	$237	$246

CAPITAL

Capital ratios - preliminary (a)	Sept. 30, 2009	June 30, 2009	Sept. 30, 2008
Tier 1 capital ratio	11.3%	12.5%	9.3%
Tier 1 common equity to risk-weighted assets ratio (b)	9.8	11.1	8.0
Total (Tier 1 plus Tier 2) capital ratio	15.2	16.0	12.8
Leverage capital ratio	6.5	7.6	6.5
Common shareholders’ equity to assets ratio (b)	13.3	13.4	10.3
Tangible common shareholders’ equity to tangible assets ratio – Non-GAAP (b)	5.2	4.8	3.9
(a)	Includes discontinued operations.
(b)	See the Supplemental information section beginning on page 21 for a calculation of these ratios.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

NONPERFORMING ASSETS

Nonperforming assets (dollar amounts in millions)	Sept. 30, 2009	June 30, 2009	Sept. 30, 2008
Loans:
Commercial real estate	$58	$58	$118
Other residential mortgages	191	170	75
Commercial	251	82	65
Wealth management	55	61	-
Foreign	-	1	1
Total nonperforming loans	555	372	259
Other assets owned	5	6	8
Total nonperforming assets (a)	$560	$378	$267
Nonperforming loans ratio	1.5%	1.0%	0.4%
Allowance for loan losses/nonperforming loans	82.2	116.7	140.9
Total allowance for credit losses/nonperforming loans	107.4	141.4	190.7
(a)	Nonperforming assets at Sept. 30, 2009 and June 30, 2009 exclude discontinued operations. Nonperforming assets at Sept. 30, 2008 included discontinued operations of $84 million.

Nonperforming assets increased $182 million compared with June 30, 2009, reflecting downgrades, primarily in the insurance and media portfolios. The increase in nonperforming assets in the third quarter of 2009 resulted from $137 million in the insurance portfolio, $25 million in the media portfolio and a $21 million net increase in other residential mortgages.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs	Quarter ended
(in millions)	Sept. 30, 2009	June 30, 2009	Sept. 30, 2008
Allowance for credit losses – beginning of period	$526	$559	$486
Provision for credit losses (a)	147	61	30
Transferred to discontinued operations	-	(40)	-
Net (charge-offs) recoveries:
Commercial	(62)	(25)	(8)
Commercial real estate	-	(13)	(2)
Other residential mortgages	(15)	(16)	(5)
Foreign	-	-	(9)
Leasing	-	-	2
Total net (charge-offs) recoveries	(77)	(54)	(22)
Allowance for credit losses – end of period (a)	$596	$526	$494
Allowance for loan losses	$456	$434	$365
Allowance for unfunded commitments	140	92	129
(a)	The allowance for credit losses at Sept. 30, 2009 and June 30, 2009 excludes discontinued operations. The allowance for credit losses includes discontinued operation of $33 million at Sept. 30, 2008. The provision for credit losses includes discontinued operations of $7 million at Sept. 30, 2008.

The provision for credit losses was $147 million in 3Q09 compared with $61 million in 2Q09. The increase primarily relates to downgrades in the insurance and media portfolios. BNY Mellon expects the provision to decline in the fourth quarter of 2009. During the third quarter of 2009, the total allowance for credit losses increased $70 million and net charge-offs totaled $77 million.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

DISCONTINUED OPERATIONS

In the second quarter of 2009, we adopted discontinued operations accounting for Mellon United National Bank located in Florida. It was determined that this business no longer fits our strategic focus on our asset management and securities servicing businesses. In July 2009, we signed a definitive agreement to sell Mellon United National Bank. Subject to regulatory approval, the transaction is expected to close in the first quarter of 2010. This business was formerly included in the Other segment. In the third quarter of 2009, we recorded an after-tax loss on discontinued operations of $19 million primarily related to additional provision for credit losses resulting from the further deterioration of the South Florida real estate market. The after-tax loss of $151 million in the first nine months of 2009 primarily reflects the impairment and write-down of goodwill and an increase in the provision for credit losses.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

ASSET MANAGEMENT (provides asset management services through a number of asset management companies to institutional and individual investors)

(dollar amounts in millions unless otherwise noted)	2008		2009			3Q09 vs.
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q08	2Q09
Revenue:
Asset and wealth management:
Mutual funds	$328	$297	$263	$266	$274	(16)%	3%
Institutional clients	265	193	181	175	197	(26)	13
Private clients	43	35	32	31	34	(21)	10
Performance fees	3	44	7	26	1	N/M	N/M
Total asset and wealth management revenue	639	569	483	498	506	(21)	2
Distribution and servicing	93	93	92	90	84	(10)	(7)
Other	(47)	(100)	(96)	(59)	2	N/M	N/M
Total fee and other revenue	685	562	479	529	592	(14)	12
Net interest revenue	9	45	14	8	6	(33)	(25)
Total revenue (a)	694	607	493	537	598	(14)	11
Noninterest expense (ex. intangible amortization and support agreement charges)	488	478	412	419	415	(15)	(1)
Income before taxes (ex. intangible amortization and support agreement charges)	206	129	81	118	183	(11)	55
Support agreement charges	328	2	(14)	-	32	N/M	N/M
Amortization of intangible assets	64	61	55	55	53	(17)	(4)
Income before taxes	$(186)	$66	$40	$63	$98	153%	56%
Pre-tax operating margin – GAAP	(27)%	11%	8%	12%	16%
Pre-tax operating margin (ex. intangible amortization) – Non-GAAP (b)	(18)%	21%	19%	22%	25%
Market value of assets under management at period-end (in billions)	$995	$862	$818	$860	$897	(10)%	4%
Assets under management-net inflows (outflows):
Long-term (in billions)	$(6)	$(23)	$(2)	$(18)	$(2)
Money market (in billions)	$14	$28	$(11)	$(2)	$(14)
(a)	Investment securities losses were $3 million in 3Q08, $51 million in 4Q08, $34 million in 1Q09, $45 million in 2Q09 and $- million in 3Q09. Excluding investment securities losses 3Q09 vs. 3Q08 and linked quarter total revenue growth rates were a negative 14% and a positive 3% (unannualized), respectively.
(b)	The pre-tax operating margin, excluding intangible amortization, support agreement charges and investment securities losses was 30% for 3Q08, 27% for 4Q08, 22% for 1Q09, 28% for 2Q09 and 31% for 3Q09.

N/M - Not meaningful.

KEY POINTS

•

Asset and wealth management fees increased sequentially reflecting improved global market values, partially offset by seasonally lower performance fees and a reduction in money market related fees. The year-over-year decrease reflects weakness in global market values as well as lower fees related to money market funds.

•

Net outflows of $16 billion in 3Q09 primarily reflect outflows in money market products. Long-term flows benefited from strength in global equity and fixed income products but were negatively impacted by outflows of various alternative products.

•	Other fee revenue increased $61 million from the second quarter of 2009 driven primarily by investment securities losses recorded in 2Q09.
•

Ongoing expense management in response to the operating environment resulted in a 15% year-over-year decline in noninterest expense (ex. intangible amortization and support agreement charges), reflecting staff reductions and efficient expense management. Noninterest expense (ex. intangible amortization and support agreement charges) decreased 1% (unannualized) sequentially resulting in 1,200 basis points of positive operating leverage.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

WEALTH MANAGEMENT (provides investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, family offices and business enterprises, charitable gift programs and endowments and foundations)

(dollar amounts in millions unless otherwise noted)	2008			2009			3Q09 vs.
	3rd Qtr		4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q08	2Q09
Revenue:
Asset and wealth management	$141		$119	$122	$128	$133	(6)%	4%
Other	22		15	19	12	12	(45)	-
Total fee and other revenue	163		134	141	140	145	(11)	4
Net interest revenue	50		56	50	49	49	(2)	-
Total revenue	213		190	191	189	194	(9)	3
Provision for credit losses	1		-	-	-	-	N/M	-
Noninterest expense (ex. intangible amortization and support agreement charges)	141		141	128	135	133	(6)	(1)
Income before taxes (ex. intangible amortization and support agreement charges)	71		49	63	54	61	(14)	13
Support agreement charges	15		-	-	-	-	N/M	-
Amortization of intangible assets	14		14	11	11	12	(14)	9
Income before taxes	$42		$35	$52	$43	$49	17	14

Pre-tax operating margin – GAAP	20%		18%	27%	23%	26%

Pre-tax operating margin (ex. intangible amortization) – Non-GAAP	27	%(a)	25%	33%	29%	32%

Average loans	$5,231		$5,309	$5,388	$5,684	$6,010	15%	6%
Average deposits	$7,318		$7,131	$7,058	$6,628	$6,602	(10)%	-%

Market value of total client assets under management and custody at period end (in billions)	$158		$139	$132	$142	$151	(4)%	6%
(a)	The pre-tax operating margin for 3Q08, excluding support agreement charges and intangible amortization, was 34%.

N/M - Not meaningful.

KEY POINTS

•	Wealth Management pre-tax income (ex. intangible amortization and support agreement charges) grew 13% (unannualized) sequentially driven by revenue growth and expense reductions.
•	Generated 400 basis points of positive operating leverage compared with 2Q09.
•

Total fee and other revenue increased 4% (unannualized) sequentially and decreased 11% compared with 3Q08. Asset and wealth management fees were up 4% (unannualized) on a linked quarter basis, due to continued positive asset flows (15th consecutive quarter) and higher equity markets. Period end client assets were $151 billion, up $9 billion or 6% (unannualized) sequentially. Year-over-year, lower equity markets and lower capital markets fees more than offset organic growth.

•

Net interest revenue was flat sequentially and decreased 2% year-over-year. The impact of high quality mortgage loan growth year-over-year was more than offset by deposit margin tightening due to the interest rate environment. Average loans increased 6% (unannualized) sequentially and 15% year-over-year.

•

Noninterest expense (excluding intangible amortization and support agreement charges) decreased 1% (unannualized) sequentially and 6% compared with 3Q08. Expense control and headcount reduction led to the sequential expense decline. The year-over-year decrease reflects savings due to workforce reductions and the impact of merger-related synergies.

•	Wealth Management has a presence in 15 of the top 25 domestic wealth markets.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

ASSET SERVICING (provides global custody and related services and broker-dealer services to corporate and public retirement funds, foundations and endowments and global financial institutions)

(dollar amounts in millions	2008				2009			3Q09 vs.
unless otherwise noted)	3rd Qtr		4th Qtr		1st Qtr	2nd Qtr	3rd Qtr	3Q08	2Q09
Revenue:
Securities servicing fees- ex. securities lending revenue	$631		$583		$504	$557	$573	(9)%	3%
Securities lending revenue	143		163		79	85	32	(78)	(62)
Foreign exchange and other trading activities	261		366		199	206	180	(31)	(13)
Other	47		25		48	45	50	6	11
Total fee and other revenue	1,082		1,137		830	893	835	(23)	(6)
Net interest revenue	240		411		249	211	228	(5)	8
Total revenue	1,322		1,548		1,079	1,104	1,063	(20)	(4)
Noninterest expense (ex. intangible amortization and support agreement charges)	826		834		699	716	744	(10)	4
Income before taxes (ex. intangible amortization and support agreement charges)	496		714		380	388	319	(36)	(18)
Support agreement charges	381		160		6	(15)	(19)	N/M	N/M
Amortization of intangible assets	6		6		7	9	6	-	(33)
Income before taxes	$109		$548		$367	$394	$332	N/M	(16)%

Pre-tax operating margin - GAAP	8%		35%		34%	36%	31%
Pre-tax operating margin (ex. intangible amortization) - Non-GAAP	9	%(a)	36	%(a)	35%	37%	32%

Average deposits	$51,492		$64,500		$57,084	$50,583	$52,271	2%	3%
Market value of securities on loan at period end (in billions) (b)	$470		$326		$293	$290	$299	(36)%	3%
(a)	The pre-tax operating margin excluding intangible amortization and support agreement charges was 38% in 3Q08 and 46% in 4Q08.
(b)	Represents the total amount of securities on loan, both cash and non-cash, managed by the Asset Servicing segment.
N/M	– Not meaningful.

KEY POINTS

•	Asset Servicing reflects continued strong new business ($1.6 trillion AUC over the last 12 months), partially offset by lower securities lending and foreign exchange revenue.
•	Asset servicing fees year-over-year and sequentially reflect the benefit of new business over the past year, offset by challenging market conditions for volume and spread-related businesses.
•	Securities servicing fees – ex. securities lending revenue increased 3% (unannualized) sequentially, reflecting new business and favorable market conditions.
•

Securities lending fees decreased $111 million compared with 3Q08 and $53 million sequentially. The year-over-year results reflect lower market valuations and lower spreads. The sequential decline was due to a narrowing of spreads which are returning to more historical levels, and seasonality.

•

Foreign exchange and other trading activities decreased 31% year-over-year and 13% (unannualized) sequentially. The year-over-year decrease primarily reflects lower volumes, while the sequential decline primarily resulted from lower volatility.

•

Net interest revenue decreased 5% compared to the prior year and increased 8% (unannualized) sequentially. The decrease year-over-year reflects lower spreads, partially offset by higher deposit levels. The sequential increase reflects higher deposit levels and spreads.

•	3Q09 new business wins totaled $312 billion (win rate of 68%).

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

ISSUER SERVICES (provides corporate trust, depositary receipt and shareowner services to corporations and institutions)

(dollar amounts in millions	2008		2009			3Q09 vs.
unless otherwise noted)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q08	2Q09
Revenue:
Securities servicing fees - issuer services	$475	$392	$363	$373	$359	(24)%	(4)%
Other	54	44	41	37	30	(44)	(19)
Total fee and other revenue	529	436	404	410	389	(26)	(5)
Net interest revenue	170	211	200	185	180	6	(3)
Total revenue	699	647	604	595	569	(19)	(4)
Noninterest expense (ex. intangible amortization)	349	318	297	303	303	(13)	-
Income before taxes (ex. intangible amortization)	350	329	307	292	266	(24)	(9)
Amortization of intangible assets	21	20	21	20	20	(5)	-
Income before taxes	$329	$309	$286	$272	$246	(25)%	(10)%

Pre-tax operating margin – GAAP	47%	48%	47%	46%	43%

Pre-tax operating margin (ex. intangible amortization) – Non-GAAP	50%	51%	51%	49%	47%

Number of depositary receipt programs	1,354	1,338	1,330	1,320	1,322	(2)%	-%
Average deposits	$29,546	$34,294	$45,963	$47,293	$43,183	46%	(9)%

KEY POINTS

•	Issuer Services results reflect lower revenue due to lower interest rates and activity levels, partially offset by expense control and market share gains.

•	Total revenue decreased 19% compared to 3Q08 and 4% (unannualized) sequentially in the Corporate Trust, Depositary Receipts and Shareowner Services businesses:

•

Corporate Trust – The year-over-year and sequential results reflect lower levels of fixed income issuances globally and lower money market related distribution fees. Year-over-year results were partially offset by higher net interest revenue driven by higher customer deposit balances.

•

Depositary Receipts – Year-over-year revenue was impacted by lower transaction and corporate action fees, partially offset by the benefit of new business. Revenue decreased sequentially due to lower transaction fees, partially offset by seasonally higher corporate action fees.

•

Shareowner Services – Revenue decreased year-over-year due to lower overall corporate actions activity and the impact of lower equity values on employee stock option plan fees. The sequential decrease resulted from seasonality and lower corporate action activity, partially offset by higher employee stock option plan fees.

•	Strong expense control resulted in a 13% decrease in noninterest expense (excluding intangible amortization) year-over-year and flat expenses sequentially.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

CLEARING SERVICES (provides clearing, financing and custody services for broker-dealers and registered investment advisors)

	2008		2009			3Q09 vs.
(dollar amounts in millions unless otherwise noted)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q08	2Q09
Revenue:
Securities servicing fees – clearing services	$254	$277	$249	$248	$232	(9)%	(6)%
Other	63	72	72	66	59	(6)	(11)
Total fee and other revenue	317	349	321	314	291	(8)	(7)
Net interest revenue	75	96	82	87	81	8	(7)
Total revenue	392	445	403	401	372	(5)	(7)
Noninterest expense (ex. intangible amortization)	282	268	252	256	245	(13)	(4)
Income before taxes (ex. intangible amortization)	110	177	151	145	127	15	(12)
Amortization of intangible assets	8	6	7	7	6	(25)	(14)
Income before taxes	$102	$171	$144	$138	$121	19%	(12)%

Pre-tax operating margin – GAAP	26%	38%	36%	34%	33%

Pre-tax operating margin (ex. intangible amortization) – Non-GAAP	28%	40%	37%	36%	34%

Average active accounts (in thousands)	5,442	5,472	5,452	4,999	4,771	(12)%	(5)%
Average margin loans	$5,754	$4,871	$4,207	$4,121	$4,322	(25)%	5%
Average payables to customers and broker-dealers	$5,910	$5,570	$3,797	$4,901	$5,845	(1)%	19%

KEY POINTS

•	Clearing Services results reflect the benefit of strong expense control which helped mitigate lower market volatility.

•

Total fee and other revenue decreased 8% compared with 3Q08 and decreased 7% (unannualized) sequentially. Both decreases were primarily due to lower money market related distribution fees and trading volumes. The sequential decrease was also impacted by normal seasonality.

•

Strong expense control and lower compensation expense resulted in year-over-year and sequential declines in noninterest expense (excluding intangible amortization). Noninterest expense (excluding intangible amortization) declined 13% and 4% (unannualized) compared to 3Q08 and 2Q09, respectively.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

TREASURY SERVICES (provides treasury services, global payment services, working capital solutions, capital markets business and large corporate banking)

	2008		2009			3Q09 vs.
(dollar amounts in millions)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q08	2Q09
Revenue:
Treasury services	$125	$129	$121	$128	$124	(1)%	(3)%
Other	138	101	118	67	92	(33)	37
Total fee and other revenue	263	230	239	195	216	(18)	11
Net interest revenue	159	231	160	156	151	(5)	(3)
Total revenue	422	461	399	351	367	(13)	5
Noninterest expense (ex. intangible amortization)	201	204	195	199	185	(8)	(7)
Income before taxes (ex. intangible amortization)	221	257	204	152	182	(18)	20
Amortization of intangible assets	6	7	6	7	6	-	(14)
Income before taxes	$215	$250	$198	$145	$176	(18)%	21%

Pre-tax operating margin – GAAP	51%	54%	50%	41%	48%

Pre-tax operating margin (ex. intangible amortization) – Non-GAAP	52%	56%	51%	43%	50%

Average loans	$14,995	$16,353	$13,921	$13,228	$11,648	(22)%	(12)%
Average deposits	$18,397	$30,052	$24,867	$20,321	$19,989	9%	(2)%

KEY POINTS

•

Total fee and other revenue decreased 18% compared to 3Q08 and increased 11% (unannualized) sequentially. The decrease compared to 3Q08 was driven a lower valuation of credit default swaps used to hedge the loan portfolio and lower Treasury services fees as a result of lower global payment volumes. The increase sequentially reflects a higher valuation of the fixed income derivatives trading portfolio and an improved valuation of credit derivatives, partially offset by lower Treasury services fees due to lower global payment volumes.

•

Noninterest expense (excluding intangible amortization) decreased 8% compared with 3Q08 and decreased 7% (unannualized) sequentially. These decreases reflected the impact of merger-related synergies and overall expense control.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

OTHER (primarily includes the leasing portfolio, corporate treasury activities, business exits, M&I expenses and other corporate revenue and expense items)

(dollar amounts in millions;	2008		2009
presented on an FTE basis)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Revenue:
Fee and other revenue	$(113)	$(1,031)	$(278)	$(224)	$(4,684)
Net interest revenue (expense)	(22)	(3)	20	4	21
Total revenue	(135)	(1,034)	(258)	(220)	(4,663)
Provision for credit losses	22	54	59	61	147
Noninterest expense (ex. FDIC special assessment, intangible amortization and M&I expenses)	79	244 (a)	130	142	122
Income (loss) before taxes (ex. FDIC special assessment, intangible amortization and M&I expenses)	(236)	(1,332)	(447)	(423)	(4,932)
FDIC special assessment	-	-	-	61	-
Amortization of intangible assets	(1)	(1)	-	(1)	1
M&I expenses	111	97	68	59	54
Income (loss) before taxes	$(346)	$(1,428)	$(515)	$(542)	$(4,987)
(a)	Includes a restructuring charge of $181 million in 4Q08.

KEY POINTS

•

Fee and other revenue decreased $4.6 billion compared to 3Q08 and decreased $4.5 billion compared to 2Q09 with the variances over both periods primarily due to the level of investment securities losses.

•	Net interest revenue increased $43 million compared to 3Q08, primarily reflecting the SILO/LILO charge recorded in 3Q08.

•

Noninterest expense (excluding FDIC special assessment, intangible amortization and M&I expenses) increased $43 million compared to 3Q08 and decreased $20 million sequentially. The year-over-year increase primarily reflects higher software expense. The sequential decrease primarily reflects lower other expense related to a reserve recorded in 2Q09 for the remediation of withholding tax documentation, and lower shares tax in 3Q09.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

MERGER UPDATE – INTEGRATION MILESTONES

Revenue Synergies (in millions)	YTD September 2009 Actual	Target
		2009	2010	2011
Annualized revenue synergies	$ 239	$215-275	$270-350	$325-425

Expense Synergies (dollar amounts in millions)	Actual					Cumulative Target
	3Q08	4Q08	1Q09	2Q09	3Q09	2009	2010
Expense synergies	$144	$157	$173	$186	$196	$710/84%	$850
# of net positions eliminated (cumulative)	2,486	2,827	2,973	3,185	3,277		3,200

Business Segment Expense Synergies Achieved (in millions)	3Q08	4Q08	1Q09	2Q09	3Q09
Asset Management	$12	$12	$13	$13	$14
Wealth Management	8	9	10	11	11
Asset Servicing	55	61	67	75	81
Issuer Services	15	17	19	19	19
Clearing Services	2	2	3	3	4
Treasury Services	17	20	21	23	23
Subtotal	109	121	133	144	152
Other	35	36	40	42	44
Total	$144	$157	$173	$186	$196
Total – annualized	$576	$628	$692	$744	$784

M&I Charges (The Bank of New York Mellon Corporation) (dollar amounts in millions)	3Q09 Total expense	Cumulative through 3Q09 (a)			Total estimated
		Expense	Included in goodwill	Total
Personnel-related (b)	$14	$382	$123	$505	$560
Integration/conversion	39	579	-	579	600
One-time costs (c)	1	62	44	106	153
Transaction costs (d)	-	117	45	162	162
Total	$54	$1,140	$212	$1,352	$1,475
% of total estimated	4%	78%	14%	92%
(a)	Represents total M&I expenses from 4Q06 – 3Q09.
(b)	Includes severance, retention, relocation expenses and accelerated vesting of stock options and restricted stock.
(c)	Includes facilities related expenses, balance sheet write-offs, vendor contract modifications, rebranding and net gain (loss) on disposals.
(d)	Includes investment banker and legal fees and foundation funding.

Service Quality Goals for 2010 – Asset Servicing

•	#1 vs. major peers in the three major external global client satisfaction surveys

•	BNY Mellon #1 rated custodian among the large custodian peer group

•	Global Investor Survey (May 2009)

•	R&M Global Custody Survey (March 2009)

•	Global Custodian Survey (January 2009)

•	Expect 85% of our clients to be satisfied/highly satisfied with our service quality

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of net income (loss) and EPS – GAAP to Non-GAAP	3Q09			2Q09		3Q08
(in millions, except per common share amounts)	Net income (loss)	EPS		Net income	EPS	Net income	EPS
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$(2,458)	$(2.05)		$176	$0.15	$303	$0.26
Discontinued operations income (loss)	(19)	(0.02)		(91)	(0.08)	-	-
Continuing operations – GAAP	(2,439)	(2.04	)(a)	267	0.23	303	0.26
Investment securities losses	3,047	2.54		161	0.14	97	0.08
TARP redemption premium/dividend	-	-		236	0.20	-	-
FDIC special assessment	-	-		36	0.03	-	-
SILO/LILO/tax settlements	-	-		-	-	30	0.03
Support agreement charges	-	-		-	-	433	0.38
M&I expenses	34	0.03		36	0.03	66	0.06
Benefit of tax settlements	-	-		(134)	(0.11)	-	-
Net income (loss) from continuing operations applicable to common shareholders excluding the investment securities losses, TARP redemption premium/dividend, FDIC special assessment, SILO/LILO/tax settlement, support agreement charges, M&I expenses and benefit of tax settlements – Non-GAAP	642	0.54	(a)	602	0.51 (a)	929	0.81
Intangible amortization	65	0.05		67	0.06	73	0.06
Net income (loss) from continuing operations applicable to common shareholders excluding the investment securities losses, TARP redemption premium/dividend, FDIC special assessment, SILO/LILO/tax settlement, support agreement charges, M&I expenses, benefit of tax settlements and intangible amortization – Non-GAAP	$707	$0.59		$669	$0.57	$1,002	$0.87
(a)	Does not foot due to rounding.

Asset and wealth management fee revenue (in millions)	3Q09	2Q09	3Q08
Asset and wealth management fee revenue	$650	$637	$795
Less: Performance fees	1	26	3
Asset and wealth management fee revenue excluding performance fees	$649	$611	$792

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

Reconciliation of fee and other revenue as a percent of total revenue (dollars in millions)	3Q08	4Q08	1Q09	2Q09	3Q09
Fee and other revenue – GAAP	$2,926	$1,817	$2,136	$2,257	$(2,216)
Add: Investment securities losses	162	1,241	295	256	4,833
Fee and other revenue excluding investment securities losses– Non-GAAP	3,088	3,058	2,431	2,513	2,617
Net interest revenue – GAAP	681	1,047	775	700	716
Add: SILO/LILO charges	112	-	-	-	-
Total net interest revenue excluding SILO/LILO charges – Non-GAAP	793	1,047	775	700	716
Total revenue – GAAP	$3,607	$2,864	$2,911	$2,957	$(1,500)
Total revenue excluding investment securities losses and SILO/LILO charges – Non-GAAP	$3,881	$4,105	$3,206	$3,213	$3,333
Fee and other revenue as a percentage of total revenue	81%	63%	73%	76%	N/M
Fee and other revenue as a percentage of total revenue excluding investment securities losses and SILO/LILO charges – Non-GAAP	80%	74%	76%	78%	79%
N/M	– Not meaningful.

Reconciliation of income (loss) from continuing operations before income taxes – pre-tax operating margin (dollars in millions)	3Q08	4Q08	1Q09	2Q09	3Q09
Income (loss) from continuing operations before income taxes – GAAP	$265	$(49)	$572	$513	$(3,965)
Investment securities losses	162	1,241	295	256	4,833
SILO/LILO charges	112	-	-	-	-
Support agreement charges	726	163	(8)	(15)	13
Asset-based taxes	-	-	-	-	20
FDIC special assessment	-	-	-	61	-
M&I expenses	111	97	68	59	54
Restructuring charge	(a)	181	(a)	(a)	(a)
Intangible amortization	118	113	107	108	104
Income (loss) from continuing operations before income taxes excluding investment securities losses, SILO/LILO charges, support agreement charges, asset-based taxes, FDIC special assessment, M&I expenses, restructuring charge and intangible amortization – Non-GAAP	$1,494	$1,746	$1,034	$982	$1,059
Fee and other revenue – GAAP	$2,926	$1,817	$2,136	$2,257	$(2,216)
Net interest revenue – GAAP	681	1,047	775	700	716
Total revenue – GAAP	3,607	2,864	2,911	2,957	(1,500)
Add: Investment securities losses	162	1,241	295	256	4,833
SILO/LILO charges	112	-	-	-	-
Total revenue excluding investment securities losses and SILO/LILO charges – Non-GAAP	$3,881	$4,105	$3,206	$3,213	$3,333
Pre-tax operating margin (b)	7%	(1)%	20%	17%	N/M
Pre-tax operating margin excluding investment securities losses, SILO/LILO charges, support agreement charges, asset-based taxes, FDIC special assessment, M&I expenses, restructuring charge and intangible amortization– Non-GAAP (b)	39%	43%	32%	31%	32%
(a)	Restructuring charges are immaterial for these periods.
(b)	Income (loss) before taxes divided by total revenue.
N/M	– Not meaningful.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

Return on common equity and tangible common equity – continuing operations (dollars in millions)
	3Q08	4Q08	1Q09	2Q09	3Q09
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$303	$28	$322	$176	$(2,458)
Discontinued operations income (loss), net of tax	-	4	(41)	(91)	(19)
Extraordinary (loss) on consolidation of commercial paper conduit, net of tax	-	26	-	-	-
Income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	303	50	363	267	(2,439)
Intangible amortization	73	70	66	67	65
Net income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding intangible amortization – Non-GAAP	376	120	429	334	(2,374)
Investment securities losses	97	752	183	161	3,047
SILO/LILO/tax settlements	30	-	-	-	-
Support agreement charges	433	97	(5)	(9)	8
FDIC special assessment	-	-	-	36	-
M&I expenses	66	58	41	36	34
Restructuring charge	(a)	107	(a)	(a)	(a)
Benefit of tax settlements	-	-	-	(134)	-
Net income (loss) from continuing operations excluding investment securities losses, SILO/LILO/tax settlements, support agreement charges, FDIC special assessment, M&I expenses, restructuring charge, benefit of tax settlements and intangible amortization	$1,002	$1,134	$648	$424	$715

Average common shareholders’ equity	$27,996	$26,812	$25,189	$26,566	$28,144
Less: Average goodwill	16,644	16,121	15,837	15,989	16,048
Average intangible assets	5,915	5,763	5,752	5,673	5,608
Add: Deferred tax liability – tax deductible goodwill	577	599	624	643	666
Deferred tax liability – non-tax deductible intangible assets	1,915	1,841	1,808	1,743	1,717
Average tangible common shareholders’ equity – Non-GAAP	$7,929	$7,368	$6,032	$7,290	$8,871

Return on common equity – GAAP (b)	4.3%	0.8%	5.8%	4.0%	N/M
Return on common equity excluding investment securities losses, SILO/LILO/tax settlements , support agreement charges, FDIC special assessment, M&I expenses, restructuring charge, benefit of tax settlements and intangible amortization – Non-GAAP (b)	14.2%	16.8%	10.4%	6.4%	10.1%

Return on tangible common equity – Non-GAAP (b)	18.9%	6.5%	28.8%	18.4%	N/M

Return on tangible common equity excluding investment securities losses, SILO/LILO/tax settlements, support agreement charges, FDIC special assessment, M&I expenses, restructuring charge and benefit of tax settlements – Non-GAAP (b)	50.2%	61.3%	43.6%	23.3%	32.0%
(a)	Restructuring charges are immaterial in these periods.
(b)	Annualized.

The Bank of New York Mellon Corporation 3Q09 Quarterly Earnings Review

Calculation of common and tangible common shareholders’ equity to assets (dollars in millions)	Sept. 30,	June 30,	Sept. 30,
	2009	2009	2008
Common shareholders’ equity at period end – GAAP	$28,295	$27,276	$27,513
Less: Goodwill	16,022	16,040	16,335
Intangible assets	5,574	5,677	6,043
Add: Deferred tax liability – tax deductible goodwill	666	643	577
Deferred tax liability – non-tax deductible intangible assets	1,717	1,743	1,915
Tangible common shareholders’ equity at period end – Non-GAAP	$9,082	$7,945	$7,627

Total assets at period end – GAAP	$212,007	$203,012	$267,510
Less: Goodwill	16,022	16,040	16,335
Intangible assets	5,574	5,677	6,043
Cash on deposit with the Federal Reserve and other central banks (a)	15,003	16,458	37,910
U.S. government-backed commercial paper	-	-	10,865
Tangible total assets at period end – Non-GAAP	$175,408	$164,837	$196,357
Common shareholders’ equity to assets – GAAP	13.3%	13.4%	10.3%
Tangible common shareholders’ equity to tangible assets – Non-GAAP	5.2%	4.8%	3.9%
(a)	Assigned a zero percent risk weighting by the regulators.

Calculation of the Tier 1 common equity to risk-weighted assets ratio (a) (dollars in millions)	Sept. 30,	June 30,	Sept. 30,
	2009	2009	2008
Total Tier 1 capital	$12,546	$15,044	$11,688
Less: Trust preferred securities	1,682	1,691	1,719
Total Tier 1 common equity	$10,864	$13,353	$9,969

Total risk-weighted assets	$110,670	$120,566	$125,125

Tier 1 common equity to risk-weighted assets ratio	9.8%	11.1%	8.0%
(a)	On a regulatory basis.

CAUTIONARY STATEMENT

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, expectations with respect to the restructuring of BNY Mellon’s investment securities portfolio, including statements with respect to the impact of the restructuring on net interest revenue and the risk of future investment securities losses, retention of the remaining restructured investment securities; the reflection of declines in the fair value of investment securities in BNY Mellon’s net income; expectations with respect to declines in the provisions for credit losses; and expectations with respect to the closing of the sale of Mellon United National Bank; merger synergy targets; as well as BNY Mellon’s overall plans, strategies, goals, objectives, expectations, estimates and intentions. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2008, the Form 10-Q for the quarter ended March 31, 2009 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this earnings review speak only as of Oct. 20, 2009 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.